UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2019

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Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

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Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2019, Runway Growth Credit Fund Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, KeyBank National Association, as administrative agent, syndication agent, and a lender, CIBC Bank USA, as documentation agent and a lender, U.S. Bank National Association, as paying agent, the guarantors from time to time party thereto, and the other lenders from time to time party thereto.

The Credit Agreement provides for borrowings up to a maximum aggregate principal amount of $100 million, subject to availability under a borrowing base that is determined by the number and value of eligible loan investments in the collateral, applicable advance rates and concentration limits, and certain cash and cash equivalent holdings of the Company. The Credit Agreement has an accordion feature that allows the Company to increase the aggregate commitments up to $200 million, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. There can be no assurances that existing lenders will agree to such an increase, or that additional lenders will join the credit facility to increase available borrowings.

Borrowings under the Credit Agreement bear interest on a per annum basis equal to a three-month adjusted LIBOR rate (with a LIBOR floor of zero), plus an applicable margin rate that varies from 3.00% to 2.50% per annum depending on utilization and other factors. During the availability period, the applicable margin rate (i) is 3.00% per annum for interest periods during which the average utilization is less than 60% and (ii) varies from 3.00% to 2.50% per annum when the average utilization equals or exceeds 60% (with 3.00% applying when the eligible loans in the collateral consist of 9 or fewer unaffiliated obligors, 2.75% applying when the eligible loans consist of between 10 and 29 unaffiliated obligors, and 2.50% applying when the eligible loans consist of 30 or more unaffiliated obligors). During the amortization period, the applicable margin rate will be 3.00%. If certain eurodollar disruption events occur, then borrowings under the Credit Agreement will bear interest on a per annum basis equal to (i) a base rate instead of LIBOR that is set at the higher of (x) the federal funds rate plus 0.50% and (y) the prime rate, plus (ii) the applicable margin rate discussed above. Interest is payable quarterly in arrears. The Company also pays unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Agreement, as well as a minimum earnings fee of 3.00% that will be payable annually in arrears, starting on May 31, 2021, on the average unused commitments below 60% of the aggregate commitments during the preceding 12-month period.

The availability period under the Credit Agreement expires on May 31, 2022, and is followed by a two-year amortization period. The stated maturity date under the Credit Agreement is May 31, 2024.

The Credit Agreement is secured by a perfected first priority security interest in substantially all of the Company’s assets and portfolio investments.

The Credit Agreement contains certain customary covenants and events of default for secured revolving credit facilities of this nature, including, without limitation, maintenance of a tangible net worth as of the last day of each fiscal quarter in excess of the greater of (i) $125 million plus 75% of the net proceeds of sales of equity interests in the Company and (ii) the loan balance of the Company’s four largest obligors; maintenance of an asset coverage ratio as of the last day of each fiscal quarter that equals or exceeds the greater of 150% and the ratio otherwise applicable to the Company under the Investment Company Act of 1940; maintenance of an interest coverage ratio as of the last day of each fiscal quarter of 2.00 to 1.00; maintenance of a minimum liquidity amount as of the last day of each fiscal quarter; net income not being negative for two consecutive fiscal quarters or any trailing 12-month period; a limitation on incurring additional indebtedness without the prior written consent of the administrative agent (subject to limited exceptions); certain change-of-control events occur at the Company or the Company’s investment adviser; the departure of certain key persons from the Company or the Company’s investment adviser; Runway Growth Capital LLC ceases to be the Company’s investment adviser; maintenance of business-development-company status and regulated-investment-company status; nonpayment; misrepresentation of representations and warranties; breach of covenant; and certain bankruptcy and liquidation events.

The above summary is not complete and is qualified in its entirety to the full text of the Credit Agreement and related documents.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 31, 2019, in conjunction with securing and entering into the new Credit Agreement, the Company terminated its demand loan agreement and revolving loan agreement with CIBC Bank USA (collectively, the “Subscription Credit Facilities”). The Subscription Credit Facilities were secured by a perfected first priority security interest in the Company’s right, title, and interest in and to the capital commitments of the Company’s private investors, including the right to make capital calls, receive and apply capital contributions, enforce remedies and claims related thereto together with capital call proceeds and related rights, and a pledge of the collateral account into which capital call proceeds are deposited.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 – Credit Agreement, dated as of May 31, 2019, by and among the Company, as borrower, KeyBank National Association, as administrative agent and syndication agent, CIBC Bank USA, as documentation agent, U.S. Bank National Association, as paying agent, the guarantors from time to time party thereto, and the lenders from time to time party thereto.

Exhibit 10.2 – Document Custody Agreement, dated as of May 31, 2019, by and among the Company, KeyBank National Association, as administrative agent, and U.S. Bank National Association, as document custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019	RUNWAY GROWTH CREDIT FUND INC.

	By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman Title: Chief Financial Officer, Treasurer and Secretary